UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 16, 2009

 ARC Wireless Solutions, Inc.
(Exact Name of Registrant as Specified in its Charter)

Utah
(State or other jurisdiction of incorporation)

000-18122	87-0454148
(Commission File Number)	(IRS Employer Identification No.)

10601 West 48th Avenue Wheat Ridge, Colorado	80033-2285
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:   303-421-4063

Former Name or Former Address, if Changed Since Last Report:   Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On December 16, 2009 ARC Wireless Solutions, Inc. (the “Company”) held its Annual Meeting of Shareholders (the “2009 Annual Meeting”).  The 2009 Annual Meeting was described in further detail in a Proxy Statement filed with the U.S. Securities and Exchange Commission on December 1, 2009, as subsequently amended on December 9, 2009.

At the 2009 Annual Meeting, 1,815,977 shares were represented by proxy from 3,096,446 shares of the Company’s common stock issued, outstanding and entitled to vote as of the record date of November 24, 2009.  The shares present by proxy at the 2009 Annual Meeting represented 58.647% of the issued and outstanding shares and therefore constituted a proper quorum for the purpose of conducting the business of the meeting in accordance with the Company’s bylaws.  The following votes were cast by proxy at the 2009 Annual Meeting:

1. For the nominations for the election of directors of the Company, the following sets forth the votes received:

Nominees for Directors	For	Withheld
Jason T. Young	1,769,805	46,172
Viktor Nemeth	1,771,315	44,662
Marco Vega	1,781,315	34,662
Javier Baz	1,781,215	34,762
Amit Chatwani	1,781,275	34,702

The nominees receiving a plurality of all votes cast by proxy, at the 2009 Annual Meeting with respect to the voting for the five Directors to serve until the 2010 Annual Meeting and until their respective successors have been duly elected and qualified are therefore the following persons: Jason T. Young, Viktor Nemeth, Marco Vega, Javier Baz and Amit Chatwani.

2. For the proposal recommended by the Board of Directors to ratify the selection of Hein & Associates LLP to serve as the Company’s certified independent accountants for the year ending December 31, 2009, the following votes were received:

Matter:	For	Against	Abstain
Ratification of Hein & Associates LLP to serve as our certified independent accountants for the year ending December 31, 2009.	1,808,509	988	6,480

3. No other matters were voted on at the 2009 Annual Meeting.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARC Wireless Solutions, Inc.
(Registrant)

Date: December 16, 2009	By:	/s/ Jason Young
Name: Jason Young
Title: Chief Executive Officer

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